Houston Wire & Cable Company Reports Results for the Quarter Ended December 31, 2015

HOUSTON, TX -- (Marketwired - March 10, 2016) - Houston Wire & Cable Company (NASDAQ: HWCC) (the "Company") announced operating results for the fourth quarter and year ended December 31, 2015.

Selected quarterly results were:

  Sales of $70.3 million down 21.5% or 10% metals adjusted, from Q4 2014
  Net loss of $(0.2) million
  Adjusted net income (non-GAAP) of $0.4 million, excluding the impairment charge related to certain tradenames
  Diluted EPS of $(0.01), adjusted diluted EPS of $0.03
  Paid a dividend of $0.06 cents per share on November 27, 2015
  Repurchased 324,000 shares

Selected annual results were:

  Sales of $308.1 million down 21% or 14% metals adjusted, from 2014
  Net income of $2.0 million
  Adjusted net income of $5.2 million, excluding the impairment charge
  Diluted EPS of $0.12, adjusted diluted EPS of $0.30
  Declared dividends totaling $0.42 cents per share
  Record cash flow of $31.8 million
  Repurchased 859,000 shares

Fourth Quarter Summary
Jim Pokluda, President and Chief Executive Officer, commented, "Demand levels in the fourth quarter continued to trend downward, caused by extended lackluster industrial activity and the ongoing impact of the contraction in oil and gas markets. These factors combined with the impact of metals deflation depressed our operating results and comparisons to the prior year period. Sales decreased 21.5% or approximately 10% on a metals adjusted basis. We estimate that Maintenance, Repair and Operations (MRO) sales decreased approximately 25% or approximately 13% on a metals adjusted basis, while project sales decreased 15% or approximately 3% on a metals adjusted basis. Total transactional activity, as measured by invoice count, decreased by 8%."

Gross margin at 21.5% decreased 160 basis points from the fourth quarter of 2014 primarily due to lower product margins, lower vendor rebates and higher freight costs, partially offset by lower customer incentives. Operating expenses at $14.4 million were down 1% or $0.1 million from the prior year period and, excluding the $0.4 million impairment, down 4%. We continue to drive awareness across the entire company to minimize our operating expenses.

Pokluda commented, "Despite significant metals deflation and the depressed condition of the industrial market and oil and gas market, we have put additional emphasis on customer service and operational excellence to further enhance our customers' experience. Sales trends for our products outside our primary industrial markets were encouraging and continue to provide a solid complement to our legacy product lines. In addition, as we have done in several prior quarters, we are placing extreme emphasis on working capital efficiencies and aligning our expenses with current demand levels."

Interest expense of $0.2 million was 39.7% less than the prior year period as average debt of $39.8 million, fell 26.2% from $54.0 million in the fourth quarter of 2014. The expense was also favorably impacted by the effective interest rate of 1.5% which decreased from 2.2% in the prior year period, primarily due to the terms of the new loan agreement signed on October 1, 2015

Adjusted net income of $0.4 million decreased 88.2% from the fourth quarter of 2014. Adjusted diluted earnings per share were $0.03 compared to $0.21 in the prior year quarter. Adjusted net income and adjusted earnings per share are non-GAAP financial measures that exclude the impact of the impairment charge.

Twelve month summary
Sales for the year were $308.1 million, down 21% versus the prior year and approximately 14% on a metals adjusted basis. We estimate that MRO sales decreased 18% or approximately 11% on a metals adjusted basis, while project sales decreased 26%, or approximately 19% on a metals adjusted basis. Mr. Pokluda commented, "This has been an extremely difficult year as industrial demand fell dramatically from the prior year and the loss of leverage we obtain from higher sales levels severely compressed our operating profit and net income. The results were also impacted by the impairment charges for certain elements of the wire rope division, which was directly impacted by the low demand levels from the industrial and oil and gas sectors. I am pleased, however, with our ability to re-align our operations with current demand levels and with the record operating cash flow of $31.8 million, as we continued to drive more efficiencies in our inventory profiles and other aspects of our working capital investment. We were also able to return to our shareholders, dividends totaling $0.42 and a share buy-back total of 859,000 shares during the year."

Gross margin at 21.4% was down 60 basis points from 2014. Gross profit dollars decreased $20.0 million or 23.3%, primarily due to the sales shortfall.

Operating expenses of $56.5 million, excluding the impairment charge, decreased 6.7%, principally due to lower salaries, lower commissions due to reduced sales and gross profit and the continued impact of our cost reduction program.

Interest expense of $0.9 million was 22.9% lower than the prior year's $1.2 million, as average debt decreased by 21% to $43.9 million from $55.6 million and average interest rates declined to 1.9% from 2.1%.

The full year effective tax rate of 60.1% included the 20.0% effect of the non-deductible portion of the impairment charge and the 3.7% impact of forfeited equity awards.

Net income for 2015 of $2.0 million fell 86.3% from the $15.0 million level in the prior year, while diluted earnings per share of $0.12 fell 86% from $0.85. Excluding the impairment charge, adjusted net income was $5.1 million, while adjusted diluted earnings per share was $0.30.

Conference Call
The Company will host a conference call to discuss fourth quarter results on Thursday, March 10, 2016 at 10:00 a.m., C.T. Hosting the call will be James Pokluda, President and Chief Executive Officer, and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website www.houwire.com.

Approximately two hours after the completion of the live call, a telephone replay will be available until March 17, 2016.

Replay, Toll-Free #: (855) 859-2056
Replay, Toll #: (404) 537-3406
Conference ID # 54000318

About the Company
With over 40 years' experience in the industry, Houston Wire & Cable Company is one of the largest providers of wire and cable in the U.S. market. Headquartered in Houston, Texas, the Company has sales and distribution facilities strategically located throughout the nation.

Standard stock items available for immediate delivery include continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables, primary and secondary aluminum distribution cables, private branded products, including LifeGuard™, a low-smoke, zero-halogen cable, mechanical wire and cable and related hardware, including wire rope, lifting products and synthetic rope and slings.

Comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

Forward-Looking Statements
This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may, and often do, vary materially from actual results.

Other risk factors that may cause actual results to differ materially from statements made in this press release can be found in the Company's Annual Report on Form 10-K and other documents filed with the SEC. These documents are available under the Investor Relations section of the Company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

Non-GAAP Financial Disclosures and Reconciliations
While the Company reports financial results in accordance with U.S. GAAP, this press release includes non-GAAP measures. We use the non-GAAP measures to evaluate and manage our operations and provide the information to assist investors in performing financial analysis that is consistent with financial models developed by research analysts. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP.

                        HOUSTON WIRE & CABLE COMPANY
                     Reconciliation of Non-GAAP Measures
                                 (Unaudited)
                    (In thousands, except per share data)

                                                     Three Months Ended
Adjusted net income and adjusted diluted EPS          December 31, 2015
                                                 --------------------------
                                                  Net Income    Diluted EPS
                                                 ------------  ------------

Net income (loss), as reported under GAAP        $       (199) $      (0.01)
Impairment charge                                         423          0.03
Tax effect of impairment charge                           209          0.01
                                                 ------------  ------------
Adjusted net income                              $        433  $       0.03
                                                 ============  ============

Adjusted net income and adjusted diluted EPS             Year Ended
                                                      December 31, 2015
                                                 --------------------------
                                                   Net Income   Diluted EPS
                                                 ------------  ------------

Net income, as reported under GAAP               $      2,044  $       0.12
Impairment charge                                       3,417          0.20
Tax effect of impairment charge                          (263)        (0.02)
                                                 ------------  ------------
Adjusted net income                              $      5,198  $       0.30
                                                 ============  ============

                        Houston Wire & Cable Company
                         Consolidated Balance Sheets

                                                        December 31,
                                                 --------------------------
                                                     2015          2014
                                                 ------------  ------------
                                                    (In thousands, except
                                                         share data)

Assets
Current assets:
  Accounts receivable, net                       $     46,250  $     61,599
  Inventories, net                                     75,777        88,958
  Deferred income taxes                                 3,074         3,188
  Income taxes                                            932           219
  Prepaids                                                648           565
                                                 ------------  ------------
Total current assets                                  126,681       154,529

Property and equipment, net                            10,899         8,954
Intangible assets, net                                  5,984         8,501
Goodwill                                               14,866        17,520
Deferred income taxes                                     264            --
Other assets                                              419           309
                                                 ------------  ------------
Total assets                                     $    159,113  $    189,813
                                                 ============  ============

Liabilities and stockholders' equity
Current liabilities:
  Book overdraft                                 $      3,701  $      3,113
  Trade accounts payable                                6,380         7,993
  Accrued and other current liabilities                 9,568        13,104
                                                 ------------  ------------
Total current liabilities                              19,649        24,210

Debt                                                   39,188        53,847
Other long-term obligations                               275           274
Deferred income taxes                                      --           175
                                                 ------------  ------------
Total liabilities                                      59,112        78,506
                                                 ------------  ------------

Stockholders' equity:
  Preferred stock, $0.001 par value; 5,000,000
   shares authorized, none issuedand outstanding           --            --
  Common stock, $0.001 par value; 100,000,000
   shares authorized: 20,988,952 shares issued:
   16,712,626 and 17,508,015 shares outstanding
   at December 31, 2015 and 2014, respectively             21            21
  Additional paid-in capital                           54,621        54,871
  Retained earnings                                   106,048       111,233
  Treasury stock                                      (60,689)      (54,818)
                                                 ------------  ------------
Total stockholders' equity                            100,001       111,307
                                                 ------------  ------------

Total liabilities and stockholders' equity       $    159,113  $    189,813
                                                 ============  ============

                        Houston Wire & Cable Company
                      Consolidated Statements of Income

                            Three Months Ended             Year Ended
                               December 31,               December 31,
                        -------------------------- -------------------------
                            2015          2014         2015         2014
                        ------------  ------------ ------------ ------------
                           (In thousands, except share and per share data)

Sales                   $     70,314  $     89,530 $    308,133 $    390,011
Cost of sales                 55,194        68,812      242,223      304,073
                        ------------  ------------ ------------ ------------
Gross profit                  15,120        20,718       65,910       85,938

Operating expenses:
  Salaries and
   commissions                 6,820         7,356       28,537       31,196
  Other operating
   expenses                    6,394         6,478       25,023       26,400
  Depreciation and
   amortization                  740           677        2,915        2,919
  Impairment charge              423            --        3,417           --
                        ------------  ------------ ------------ ------------
Total operating
 expenses                     14,377        14,511       59,892       60,515
                        ------------  ------------ ------------ ------------

Operating income                 743         6,207        6,018       25,423
Interest expense                 182           302          901        1,168
                        ------------  ------------ ------------ ------------
Income before income
 taxes                           561         5,905        5,117       24,255
Income taxes                     760         2,237        3,073        9,283
                        ------------  ------------ ------------ ------------
Net income              $       (199) $      3,668 $      2,044 $     14,972
                        ============  ============ ============ ============

Earnings per share:
  Basic                 $      (0.01) $       0.21 $       0.12 $       0.85
                        ============  ============ ============ ============
  Diluted               $      (0.01) $       0.21 $       0.12 $       0.85
                        ============  ============ ============ ============
Weighted average common
 shares outstanding:
  Basic                   16,641,129    17,407,308   17,012,560   17,605,290
                        ============  ============ ============ ============
  Diluted                 16,641,129    17,500,014   17,067,593   17,683,931
                        ============  ============ ============ ============

Dividend declared per
 share                  $       0.06  $       0.12 $       0.42 $       0.47
                        ============  ============ ============ ============

                        Houston Wire & Cable Company
                    Consolidated Statements of Cash Flows

                                                   Year Ended December 31,
                                                 ---------------------------
                                                     2015          2014
                                                 ------------  -------------
                                                        (In thousands)
Operating activities
Net income                                       $      2,044  $     14,972
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Impairment charge                                     3,417            --
  Depreciation and amortization                         2,915         2,919
  Amortization of unearned stock compensation             886           868
  Provision for inventory obsolescence                    397         1,002
  Deferred income taxes                                  (485)         (923)
  Other non-cash items                                     38           (43)
  Changes in operating assets and liabilities:
    Accounts receivable                                15,352        (1,144)
    Inventories                                        12,784         6,147
    Book overdraft                                        588        (1,481)
    Trade accounts payable                             (1,613)       (5,644)
    Accrued and other current liabilities              (3,557)       (5,794)
    Income taxes                                         (713)          184
    Other operating activities                           (224)          206
                                                 ------------  ------------
Net cash provided by operating activities              31,829        11,269

Investing activities
  Expenditures for property and equipment              (3,123)       (2,177)
  Proceeds from disposals of property and
   equipment                                                8            25
                                                 ------------  ------------
Net cash used in investing activities                  (3,115)       (2,152)

Financing activities
  Borrowings on revolver                              310,366       405,884
  Payments on revolver                               (325,025)     (399,989)
  Proceeds from exercise of stock options                  11           181
  Payment of dividends                                 (7,172)       (8,293)
  Excess tax benefit for options                           --             7
  Purchase of treasury stock                           (6,894)       (6,907)
                                                 ------------  ------------
Net cash used in financing activities                 (28,714)       (9,117)
                                                 ------------  ------------

Net change in cash                                         --            --
Cash at beginning of year                                  --            --
                                                 ------------  ------------

Cash at end of year                              $         --  $         --
                                                 ============  ============
Supplemental disclosures
  Cash paid during the year for interest         $        900  $      1,160
                                                 ============  ============
  Cash paid during the year for income taxes     $      4,278  $     10,029
                                                 ============  ============

CONTACT:
Nicol G. Graham
Chief Financial Officer
Direct: 713.609.2125
Fax: 713.609.2168
ngraham@houwire.com